Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-265606) pertaining to the Supplementary Woodside Equity Plan of Woodside Energy Group Ltd, and

(2)	Registration Statement (Form S-8 No. 333-267432) pertaining to the Woodside Equity Plan and the Supplementary Woodside Equity Plan of Woodside Energy Group Ltd;

of our report dated 8 March 2022, with respect to the consolidated financial statements of Woodside Energy Group Ltd (f/k/a Woodside Petroleum Ltd), included in this Annual Report (Form 20-F) of Woodside Energy Group Ltd for the year ended 31 December 2022.

/s/ Ernst & Young

Perth, Australia

27 February 2023